                                   EXHIBIT 1.2

                            DSA FINANCIAL CORPORATION
                            (a Delaware corporation)

                                 830,760 Shares
                  (Subject to an Increase Up to 955,374 Shares)

                                  COMMON STOCK
                           (Par Value $0.01 Per Share)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT


                                  May __, 2004



Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

        DSA Financial Corporation a newly formed Delaware corporation (the "Company"), Dearborn Mutual Holding Company, a federally chartered mutual holding company (the "MHC"), Dearborn Financial Corporation, a federally chartered stock holding corporation (the "Mid-Tier Holding Company"), and Dearborn Savings Association, F.A., a federally chartered stock savings association (the "Association"), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. ("KBW" or the "Agent"), as follows:

        SECTION 1. THE OFFERING. In accordance with a Plan of Conversion and Reorganization (the "Plan" or "Plan of Conversion") adopted by the Boards of Directors of the MHC and the Mid-Tier Holding Company, the MHC will convert from a federally chartered mutual holding company to a Delaware-chartered stock corporation. As part of the Plan, the following steps will be effectuated: (i) the Association's establishment of the Company as a Delaware-chartered corporation; (ii) the conversion of the MHC to an interim federal stock savings association ("Interim One"); (iii) the conversion of the MHC's subsidiary stock holding company, the Mid-Tier Holding Company, to an interim federal stock savings association ("Interim Two") and its simultaneous merger with and into the Association; (iv) the merger of Interim One (formerly the MHC) with and into the Association, whereupon the outstanding common stock of the Mid-Tier Holding Company held by the MHC will be cancelled; (v) the establishment by the Company of a third interim federal stock savings association ("Interim Three"); (vi) the merger of Interim Three with and into the Association, with the Association as the surviving entity; and (vii) the sale and exchange of the Common Shares (as herein defined) of the Company pursuant to the Plan of Conversion and Office of Thrift Supervision (the "OTS") regulations. As a result of the merger of Interim Three with and into the Association, the Association will become a wholly owned subsidiary of the Company. The outstanding shares of common stock par value per share $0.10 of the Mid-Tier Holding Company ("Mid-Tier Holding Company Common Stock") by persons other than the MHC will be converted into the Common Shares of the Company pursuant to an exchange ratio as defined in the Plan, which will result in the holders of such shares receiving and owning in the aggregate approximately the same percentage of the Common Shares to be outstanding upon the completion of the Conversion (as herein defined) as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately prior to the consummation of the Conversion.

        Pursuant to the Plan, the Company will offer and sell up to 955,374 of its Common Shares, in a subscription offering (the "Subscription Offering") to:
(1) depositors of the Association with Qualifying Deposits, as defined in the Plan, as of October 31, 2002 ("Eligible Account Holders"); (2) Tax-Qualified Employee Stock Benefit Plan of the Association (as defined in the Plan); (3) depositors of the Association with Qualifying Deposits as of March 31, 2004 ("Supplemental Eligible Account Holders"); and (4) Voting Members, as defined in the Plan, who are not either Eligible Account Holders or a Supplemental Eligible Account Holders ("Other Members"). The Common Shares to be sold by the Company in the Offering (as defined below) are hereinafter called the "Shares." Subject to the prior subscription rights of the above-listed parties, the Company is offering for sale in a direct community offering (the "Community Offering," or "Direct Community Offering," and when referred to together with the Subscription Offering, the "Subscription and Community Offering") which may be commenced concurrently with, during, or after the Subscription Offering, the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given to natural persons residing in the Indiana county of Dearborn ("Preferred Subscribers"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the minimum and maximum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Conversion."

        The Company has filed with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (File No. 333-______) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the

Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC.

        In accordance with Title 12, Parts 575 and 563b of the Code of Federal Regulations (the "Conversion Regulations"), the MHC filed with the OTS an Application for Approval of Conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof and amendments thereto as required by the OTS including applications to form and merge Interim One, Interim Two and Interim Three (the "Conversion Application"). The Company has also filed with the OTS an application for approval to acquire the Association and to become a registered savings and loan holding company on Form H-(e) 1-S (the "Holding Company Application") under the Home Owners' Loan Act of 1933, as amended, and the regulations promulgated thereunder (the "HOLA").

        SECTION 2. RETENTION OF AGENT; COMPENSATION; SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions herein set forth, the Company, the MHC, the Mid-Tier Holding Company and the Association hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for Shares and to advise and assist the Company, the MHC, the Mid-Tier Holding Company and the Association with respect to the Company's sale of the Shares in the Offering.

        On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company, the MHC, the Mid-Tier Holding Company and the Association as to the matters set forth in the letter agreement, dated December 10, 2003, between the Mid-Tier Holding Company and KBW. It is acknowledged by the Company, the MHC, the Mid-Tier Holding Company and the Association that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

        The obligations of the Agent pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company, the MHC, the Mid-Tier Holding Company, or the Association or upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the "End Date"). All fees or expenses due to the Agent hereunder but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent may agree to renew this Agreement under mutually acceptable terms.

        In the event the Company is unable to sell a minimum of 614,000 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this
Section 2 and in Sections 6, 8 and 9 hereof.

        In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

        If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent. Certificates for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

        The Agent shall receive the following compensation for its services hereunder:

        (a) A Management Fee of $25,000, payable in four consecutive monthly installments of $6,250, all of which have been paid. Such fees shall be deemed to have been earned when due. Should the Conversion be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid fees accruing through the stage at which the termination occurred, including any accrued legal fees expended by the Agent.

        (b) A Success Fee upon completion of the Offering of 1.50% of the aggregate purchase price of the Common Stock sold in the Subscription Offering and Community Offering excluding shares purchased by the officers, directors or employees (or members of their immediate families) of the Company, the MHC, the Mid-Tier Holding Company or the Association plus any ESOP, tax-qualified or stock based compensation plans (except IRAs) or similar plan created by the Association for some or all of its directors or employees. The Success Fee described in this subparagraph 2(b) shall be reduced by the Management Fee described in subparagraph 2(a).

        (c) If any of the Common Shares remain available after the Subscription Offering, at the request of the Company, KBW will seek to form a syndicate of registered broker-dealers ("Selected Dealers") to assist in the sale of such Common Shares on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. KBW will endeavor to distribute the Common Shares among the Selected Dealers in a fashion which best meets the distribution objectives of the Company, the MHC, the Mid-Tier Holding Company, the Association and the Plan. KBW will be paid a fee not to exceed 5.5% of the aggregate purchase price of the shares sold by the Selected Dealers. From this fee, KBW will pass onto the Selected Dealers who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of Selected Dealers other than KBW shall be transmitted by KBW to such Selected Dealers. The decision to utilize Selected Dealers will be made by the Company, the MHC, the Mid-Tier Holding Company and the Association upon consultation with KBW. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraphs 2(a) and 2(b).

        (d) The Agent shall be reimbursed for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers. Reimbursement of the Agent's total out-of-pocket expenses shall not exceed $7,500 without the prior consent of the Association. In addition, the Association will reimburse KBW for the fees and expenses of its counsel, which will not exceed $35,000. The Company, the MHC, the Mid-Tier Holding Company and the Association will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the Company, the MHC's, the Mid-Tier Holding Company's and Association's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Conversion; the fees set forth under this Section 2; and fees for "Blue Sky" legal work. The Company, the MHC, the Mid-Tier Holding Company and the Association will reimburse KBW for such expenses incurred by KBW on their behalf.

        Full payment of Agent's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or a determination by the Company, the MHC, the Mid-Tier Holding Company or the Association to terminate or abandon the Plan.

        SECTION 3. PROSPECTUS; OFFERING. The Shares are to be initially offered in the Offering at the purchase price set forth on the cover page of the Prospectus.

        SECTION 4. REPRESENTATIONS AND WARRANTIES.

        (a) The Company, the MHC, the Mid-Tier Holding Company and the Association jointly and severally represent and warrant to and agree with the Agent as follows:

        (i) The Registration Statement, which was prepared by the Company, the MHC, the Mid-Tier Holding Company and the Association and filed with the SEC, was declared effective by the SEC on May __, 2004. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company, the MHC, the Mid-Tier Holding Company or the Association contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company, the MHC, the Mid-Tier Holding Company or the Association for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the SEC and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and such Registration Statement and any information regarding the Company, the MHC, the Mid-Tier Holding Company or the Association contained in the Sales Information authorized by the Company, the MHC, the Mid-Tier Holding Company or the Association for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(i) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company, the MHC, the Mid-Tier Holding Company or the Association by the Agent or its counsel expressly regarding the Agent for use in the Prospectus under the caption "The Conversion - Plan of Distribution; Selling Agent Compensation" or in any Sales Information or statements in or omissions from any Sales Information regarding the Agent. The proxy statement for the solicitation of proxies from stockholders of the Mid-Tier Holding Company for the special meeting to approve the Plan (the "Stockholders' Proxy Statement"), which was prepared by the Company, the MHC, the Mid-Tier Holding Company and the Association and filed with the SEC, has been authorized for use by the SEC. As of the date hereof and at all times subsequent thereto until the Closing Date, the Stockholders' Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with all applicable provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the regulations of the SEC under the 1934 Act (the "1934 Act Regulations"). The Stockholders' Proxy Statement (including any amendment or supplement thereto), will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (ii) The Conversion Application, including the Prospectus and the proxy statement for the solicitation of proxies from members of the MHC for the special meeting to approve the Plan (the "Members' Proxy Statement"), which was prepared by the Company, the MHC, the Mid-Tier Holding Company and the Association and filed with the OTS, was approved by the OTS on May __, 2004 and the Prospectus and Members' Proxy Statement have been authorized for use by the

                OTS. At the time of the approval of the Conversion Application, including the Prospectus, the Members' Proxy Statement (including any amendment or supplement thereto), by the OTS and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus and the Members' Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations, except to the extent waived in writing by the OTS. The Conversion Application, including the Prospectus and the Members' Proxy Statement (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a)(ii) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company, the MHC, the Mid-Tier Holding Company or the Association by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application under the caption "The Conversion - Plan of Distribution; Selling Agent Compensation" or in any Sales Information.

        (iii) The Holding Company Application has been prepared by the Company in material conformity with the requirements of the OTS and has been approved by the OTS. A conformed copy of the Holding Company Application has been delivered to the Agent and its counsel, receipt of which is hereby acknowledged by the Agent.

        (iv) No order has been issued by the OTS, the SEC or any state securities administrator preventing or suspending the use of the Prospectus or any supplemental sales literature authorized by the Company, the MHC, the Mid-Tier Holding Company or the Association for use in connection with the offering and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company or the Association, threatened.

        (v) Pursuant to the Conversion Regulations, the Plan has been approved by the Boards of Directors of the MHC and the Mid-Tier Holding Company; at the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the MHC, the Mid-Tier Holding Company or the Association by the OTS, the SEC or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion and in the manner described in the Prospectus. No person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion or the

                Holding Company Application pursuant to HOLA or any other statute or regulation.

        (vi) The Association has been duly organized and is a validly existing federally chartered savings association in the stock form of organization and upon the Conversion will become a wholly-owned subsidiary of the Company, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Association has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Association is in compliance with all material laws, rules, regulations and orders applicable to the operation of its business; the Association is existing under the laws of the United States of America and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not individually or in the aggregate have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Association. The Association does not own equity securities or any equity interest in any other active business enterprise except as described in the Prospectus or as would not be material to the operations of the Association. Upon completion of the Conversion, (i) all of the authorized and outstanding capital stock of the Association will be owned by the Company free and clear of any security interest, mortgage, pledge, loan, encumbrance, claim or equity and (ii) the Company will have no direct subsidiaries other than the Association. At the Closing Date, the Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the OTS, if any, will have been complied with by the Company, the MHC, the Mid-Tier Holding Company and the Association in all material respects or appropriate waivers will have been obtained and all material notices will have been satisfied.

        (vii) The Mid-Tier Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Mid-Tier Holding Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Mid-Tier Holding Company. The Mid-Tier Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier Holding Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

        (viii) The authorized capital stock of the Mid-Tier Holding Company consists of 8,000,000 shares of common stock, par value $0.10 per share (the "Mid-Tier Holding Company Common Stock") and 2,000,000 shares of preferred stock, par value $0.10 per share (the "Mid-Tier Preferred Stock"), of which 484,579 shares of Mid-Tier Holding Company Common Stock and no shares of Mid-Tier Holding Company Preferred Stock are issued and outstanding as of the date hereof; no additional shares of Mid-Tier Holding Company and no shares of Mid-Tier Holding Company Preferred Stock will be issued and outstanding shares of Mid-Tier Holding Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; the MHC owns 250,000 shares of Mid-Tier Holding Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the terms and provisions of the Mid-Tier Holding Company Common Stock conform to all statements relating thereto contained in the Prospectus.

        (ix) The MHC has been duly chartered and is validly existing as a mutual holding company in good standing under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the MHC is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the MHC. The MHC has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings capital, assets, properties or business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the MHC is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business; upon consummation of the Conversion, the MHC will cease to exist.

        (x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company. The Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

        (xi) The Association is a member of the Federal Home Loan Bank of Indianapolis ("FHLB-Indianapolis"). The deposit accounts of the Association are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company, the MHC and the Mid-Tier Holding Company or the Association, threatened. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

        (xii) The only direct subsidiary of the MHC is the Mid-Tier Holding Company. The only direct subsidiary of the Mid-Tier Holding Company is the Association. The Association does not own any subsidiaries.

        (xiii) The Company, the MHC, the Mid-Tier Holding Company and the Association have good and marketable title to all real property and good title to all other assets material to the business of the Company, the MHC, the Mid-Tier Company and the Association, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole; and all of the leases and subleases material to the business of the Company, the MHC and the Mid-Tier Holding Company and the Association, taken as a whole, under which the Company, the MHC, the Mid-Tier Holding Company or the Association hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

        (xiv) The Company, the MHC, the Mid-Tier Holding Company and the Association have received an opinion of their special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the federal income tax consequences of the Conversion and an opinion from Grant Thornton LLP with respect to the Indiana income tax consequences of the

                Conversion; all material aspects of the opinions of Luse Gorman Pomerenk & Schick, P.C. and Grant Thornton LLP are accurately summarized in the Registration Statement and Prospectus; the facts upon which such opinions are based are truthful, accurate and complete.

        (xv) The Company, the MHC, the Mid-Tier Holding Company and the Association have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus, except approval or confirmation by the OTS of the final appraisal of the Association. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company, the MHC, the Mid-Tier Holding Company and the Association and this Agreement has been validly executed and delivered by the Company, the MHC, the Mid-Tier Holding Company and the Association and is the valid, legal and binding agreement of the Company, the MHC, the Mid-Tier Holding Company and the Association enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, the Conversion or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Association holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

        (xvi) None of the Company, the MHC, the Mid-Tier Holding Company or the Association is in violation of any directive received from OTS, the SEC, or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS or the SEC) and, except as set forth in the Registration Statement and the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company or the Association, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole.

        (xvii) The financial statements, schedules and notes related thereto that are included in the Prospectus fairly present the financial condition, results of operations, equity and cash flows of the Company, the MHC, the Mid-Tier Holding Company and the Association at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the SEC and accounting principles generally accepted in the United States of America (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved (except as noted in the Notes to the financial statements) present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Company, the MHC, the Mid-Tier Holding Company and the Association with the OTS and the SEC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of the OTS and the SEC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the MHC, the Mid-Tier Holding Company and the Association included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

        (xviii) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change in the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Association or in the principal amount of the Association's assets that are classified by the Association as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Association, nor has the Company, the MHC, the Mid-Tier Holding Company or the Association issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company, the MHC, the Mid-Tier Holding Company or the Association; (iv) there has not been any material adverse change in the aggregate dollar amount of the Association's deposits or its consolidated net worth; (v) there has been no material adverse change in the Company's, the MHC's, the Mid-Tier Holding Company's or the Association's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's, the MHC's, the Mid-Tier Holding Company's or the Association's fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus, there has been no material change in management of the Company, the MHC, the Mid-Tier Holding Company or the Association; (vii) none of the Company, the MHC, the Mid-Tier Holding Company, or the Association has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Company, the MHC, the Mid-Tier Holding Company, or the Association is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Company, the MHC, the Mid-Tier Holding Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) none of the Company, the MHC, the Mid-Tier Holding Company, or the Association has any material contingent liabilities, except as set forth in the Prospectus.

        (xix) All documents made available to or delivered or to be made available to or delivered by the Company, the MHC, the Mid-Tier Holding Company or the Association or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and borrowers of the Association, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Company, the MHC, the Mid-Tier Holding Company or the Association or their representatives, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company and the Association, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

        (xx) None of the Company, the MHC, the Mid-Tier Holding Company, or the Association is (i) in violation of their respective certificate of incorporation, charters or bylaws, as applicable or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Company, the MHC, the Mid-Tier Holding Company or the Association pursuant to their respective certificate of incorporation, charter or bylaws, as applicable, or any material contract, lease or other instrument in which the Company, the MHC, the Mid-Tier Holding Company or the Association has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company, the MHC, the Mid-Tier Holding Company or the Association, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company, the MHC, the Mid-Tier Holding Company and the

                Association on a consolidated basis; or (iii) with the exception of the liquidation account established in the Conversion result in the creation of any material lien, charge or encumbrance upon any property of the Company, the MHC, the Mid-Tier Holding Company or the Association.

        (xxi) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company, the MHC, the Mid-Tier Holding Company or the Association in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company, the MHC, the Mid-Tier Holding Company or the Association is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Company, the MHC, the Mid-Tier Holding Company and the Association on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company and the Association, threatened any action or proceeding wherein the Company, the MHC, the Mid-Tier Holding Company or the Association would or might be alleged to be in default thereunder, where such action or proceeding, if determined adversely to the Company, the MHC, the Mid-Tier Holding Company or the Association, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole.

        (xxii) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the captions "Capitalization" and "Pro Forma Data" and no Common Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the Tax-Qualified Employee Stock Benefit Plan with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Common Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

        (xxiii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the OTS and the SEC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and/or the OTC Bulletin Board.

        (xxiv) Grant Thornton LLP, which has certified the audited financial statements and schedules of the Mid-Tier Holding Company and the Association included in the Prospectus, has advised the Company, the MHC, the Mid-Tier Holding Company and the Association in writing that they are, with respect to the Company, the MHC, the Mid-Tier Holding Company and the Association, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC and the OTS.

        (xxv) Keller & Company, which has prepared the Association's Independent Appraisal as of _______, 2004, and updated on _________, 2004 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Company, the MHC, the Mid-Tier Holding Company and the Association within the meaning of the Conversion Regulations.

        (xxvi) The Company, the MHC, the Mid-Tier Holding Company and the Association have timely filed all required federal, state and local tax returns; the Company, the MHC, the Mid-Tier Holding Company and the Association have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

        (xxvii) The Association is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

       (xxviii) To the knowledge of the Company, the MHC, the Mid-Tier Holding
                Company and the Association, with the exception of the loan by the Company to the ESOP to purchase securities in an amount up to 8.0% of the securities sold in the Conversion, none of the Company, the MHC, the Mid-Tier Holding Company, the Association or employees of the Company, the MHC, the Mid-Tier Holding Company or the Association has made any payment of funds of the Company, the MHC, the Mid-Tier Holding Company or the Association as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

        (xxix) None of the Company, the MHC and the Mid-Tier Holding Company or the Association has: (i) issued any securities within the last 18 months (except for (a) notes to evidence Association loans or other liabilities in the ordinary course of business or as described in the Prospectus, (b) shares issued in connection with the incorporation of the Company, and (c) shares issued upon the exercise of options pursuant to the Mid-Tier Holding Company's existing stock option plan); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Company, the MHC, the Mid-Tier Holding Company and the Association in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Association until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

        (xxx) The Company, the MHC, the Mid-Tier Holding Company and the Association have not relied upon the Agent or its legal counsel or other advisors to the Agent for any legal, tax or accounting advice in connection with the Conversion.

        (xxxi) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

        (xxxii) Any certificates signed by an officer of the Company, the MHC, the Mid-Tier Holding Company or the Association pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company, the MHC, the Mid-Tier Holding Company or the Association to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(b)     The Agent represents and warrants to the Company that:

        (i) The Agent is a corporation validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of Indiana and all states in which the common shares will be offered for sale with full power and authority to provide the services to be furnished to the Company, the MHC, the Mid-Tier Holding Company and the Association hereunder.

        (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, the Conversion or similar laws relating to or affecting the enforcement of creditors' rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may, with respect to the Agent, be unenforceable as against public policy).

        (iii) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

        (iv) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

        (v) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

        (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

        SECTION 5. COVENANTS OF THE COMPANY, THE MHC, THE MID-TIER HOLDING COMPANY AND THE ASSOCIATION. The Company, the MHC, the Mid-Tier Holding Company and the Association hereby jointly and severally covenant with the Agent as follows:

        (a) The Company will not file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

        (b) The MHC will not file any amendment or supplement to the Conversion Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

        (c) The Company will not file any amendment or supplement to the Holding Company Application without providing the Agent and its counsel an opportunity to review the nonconfidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

        (d) The Company, the MHC, the Mid-Tier Holding Company and the Association will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-approval amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) when the Company, the MHC, the Mid-Tier Holding Company or the Association receives any comments from the OTS, the SEC, or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement;
                (iv) when the OTS, the SEC, or any other governmental entity requests any amendment or supplement to the Registration Statement, the Conversion Application or any additional information; (v) the issuance by the OTS, the SEC, or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company, the MHC, the Mid-Tier Holding Company or the Association under the Conversion Regulations, or other applicable law, or the threat of any such action; (vi) the issuance by the OTS, the SEC, or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or
                (vii) the occurrence of any event mentioned in paragraph (h) below. The Company, the MHC, the Mid-Tier Holding Company and the Association will make every reasonable effort (x) to prevent the issuance by the OTS, the SEC or any other regulatory authority of any such order and, if any such order shall at any time be issued, (y) to obtain the lifting thereof at the earliest possible time.

        (e) The Company, the MHC, the Mid-Tier Holding Company and the Association will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits.

        (f) The Company, the MHC, the Mid-Tier Holding Company and the Association will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, 1934 Act or the 1934 Act Regulations. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

        (g) The Company, the MHC, the Mid-Tier Holding Company and the Association will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, SEC or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period, the Company, the MHC, the Mid-Tier Holding Company and the Association will comply, at their own expense, with all material requirements imposed upon them by the OTS, the SEC or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and the Prospectus.

        (h) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting the Company, the MHC, the Mid-Tier Holding Company or the Association shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel of the Company, the MHC, the Mid-Tier Holding Company or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the Company, the MHC, the Mid-Tier Holding Company and the Association will at their own expense, prepare and file with the OTS, the SEC and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company, the MHC, the Mid-Tier Holding Company and the Association each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

        (i) The Company, the MHC, the Mid-Tier Holding Company and the Association will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Company, the MHC, the Mid-Tier Holding Company and the Association may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

        (j) At the consummation of the Conversion, the Association shall duly establish and maintain the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in accordance with the requirements of the Conversion Regulations and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Association will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Shares in the event of a complete liquidation of the Association.

        (k) The Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any of their capital stock, other than in connection with any plan or arrangement described in the Prospectus or upon the exercise of any option issued pursuant to the Mid-Tier Holding Company's existing stock option plan.

        (l) The Company shall register its Common Shares under Section 12(g) of the 1934 Act during the Offering and shall request that such registration be effective prior to or upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

        (m) During the period during which the Common Shares are registered under the 1934 Act or for three (3) years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company in accordance with the 1934 Act Regulations (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934
                Act).

        (n) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the OTS, the SEC or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Association as the Agent may reasonably request.

        (o) The Company and the Association will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "How We Intend to Use The Proceeds From the Offering."

        (p) Other than as permitted by the Conversion Regulations, the HOLA, the 1933 Act, the 1933 Act Regulations and its rules and regulations and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, none of the Company, the MHC, the Mid-Tier Holding Company or the Association will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

        (q) The Company will use its best efforts to cooperate with the Agent to effect the quotation of the Shares on the OTC Bulletin Board on or prior to the Closing Date.

        (r) The Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Association's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Association will maintain such records of all funds received to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

        (s) The Company will promptly take all necessary action to register as a unitary savings and loan holding company under HOLA.

        (t) The Company, the MHC, the Mid-Tier Holding Company and the Association will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

        (u) None of the Company, the MHC, the Mid-Tier Holding Company or the Association will amend the Plan of Conversion without notifying the Agent prior thereto.

        (v) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

        (w) Prior to the Closing Date, the Company, the MHC, the Mid-Tier Holding Company and the Association will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

        (x) Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Company, the MHC, the Mid-Tier Holding Company or the Association will have:
                (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company, the MHC, the Mid-Tier Holding Company and the Association, taken as a whole.

        SECTION 6. PAYMENT OF EXPENSES. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company, the MHC, the Mid-Tier Holding Company and the Association jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Offering with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion, including but not limited to the Company's, the MHC's, the Mid-Tier Holding Company's and the Association's and the Agent's attorneys' fees (subject to Section 2 of this Agreement) and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion. In the event the Company is unable to sell a minimum of 614,000 Shares or the Conversion is terminated or otherwise abandoned, the Company, the MHC, the Mid-Tier Holding Company and the Association shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

        SECTION 7. CONDITIONS TO THE AGENT'S OBLIGATIONS. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company, the MHC, the Mid-Tier Holding Company and the Association herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company, the MHC, the Mid-Tier Holding Company and the Association shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

        (a) At the Closing Date, the Company, the MHC, the Mid-Tier Holding Company and the Association shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS, the SEC or any other authority government.

        (b) The Registration Statement shall have been declared effective by the SEC and the Conversion Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefor initiated or, to the Company's, the MHC's, the Mid-Tier Holding Company's or the Association's knowledge, threatened by the OTS, the SEC or any other governmental authority.

        (c)     At the Closing Date, the Agent shall have received:

                (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Luse Gorman Pomerenk & Schick, P.C., special counsel for the Company, the MHC, the Mid-Tier Holding Company and the Association, in form and substance to the effect that:

                                (i) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware; the MHC has been duly organized and is validly existing in good standing as a federal mutual holding company under the laws of the United States of America; the Mid-Tier Holding Company has been duly incorporated and is validly existing as a federally-chartered holding company in good standing under the laws of the United States of America.

                                (ii)    Each of the Company, the MHC and the
                        Mid-Tier Holding Company have full corporate power and authority to own, lease and operate their respective properties and to conduct their business as described in the Registration Statement and the Prospectus.

                                (iii) The Association is a validly existing federally-chartered savings association in stock form duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. All of the capital stock of the Association to be outstanding upon completion of the Conversion will be duly authorized and will be validly issued, fully paid and non-assessable and will be owned by the Company, to such counsel's Actual Knowledge, free and clear of any liens, encumbrances, claims or other restrictions.

                                (iv)    The Association is a member in good
                        standing of the FHLB-Indianapolis. The deposit accounts of the Association are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened; the description of the liquidation account as set forth in the Prospectus under the captions "The Conversion - Effects of Conversion on Depositors, Borrowers and Members - Effect on Liquidation Rights" and "Liquidation Rights" to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurately described in all material respects.

                                (v) Immediately following the consummation of the Conversion, the authorized, issued and outstanding Common Shares of the Company will be within the range set forth in the Prospectus under the captions "Capitalization," and except for shares issued upon incorporation of the Company, no Common Shares have been issued prior to the Closing Date; the Shares subscribed for pursuant to the Offering have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except for Shares purchased by the Tax-Qualified Employee Stock Benefit Plan with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company, the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Common Shares conform in all material respects to the description thereof contained in the Prospectus. The form of certificate used to evidence the Common Shares complies with applicable laws. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                                (vi) The Company, the MHC, the Association and the Mid-Tier Holding Company have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and by the Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, the MHC, the Mid-Tier Holding Company and the Association; and this Agreement is a valid and binding obligation of the Company, the MHC, the Mid-Tier Holding Company and the Association, enforceable against the Company, the MHC, the Mid-Tier Holding Company and the Association in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                (vii) The Conversion Application and Holding Company Application have been approved by OTS and the Prospectus and Members' Proxy Statement have been authorized for use by the OTS, and no action has been taken or is pending, or to the best of such counsel's Actual Knowledge, none is pending or threatened to revoke any such authorization or approval.

                                (viii) Pursuant to the Conversion Regulations, the Plan has been approved by the MHC's members and duly adopted by the required vote of the directors of the Company, the MHC, the Mid-Tier Holding Company and Association.

                                (ix)    Subject to the satisfaction of the
                        conditions to the OTS' approval of the Conversion, no further approval, registration, authorization, consent or other order of any federal or state regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Common Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD and/or the OTC Bulletin Board (as to which no opinion need by rendered).

                                (x) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the SEC.

                                (xi) At the time the Conversion Application, including the Prospectus and Members' Proxy Statement and Stockholders' Proxy Statement contained therein, was approved by the OTS, the Conversion Application, including the Prospectus and Members' Proxy Statement and Stockholders' Proxy Statement contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, the 1934 Act Regulations, federal and state law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

                                (xii)   At the time that the Registration
                        Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations and federal law.

                                (xiii)  To such counsel's Actual Knowledge,
                        there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

                                (xiv)   To such counsel's Actual Knowledge,
                        there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the Conversion Application, the Registration Statement or the Prospectus. The description in the Conversion Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

                                (xv)    The Plan complies in all material
                        respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations; no order has been issued by the OTS, the SEC or any other governmental authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted, or to such counsel's Actual Knowledge, threatened by the

                        OTS, the SEC or any other governmental authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan, the Conversion Application, the Holding Company Application or the Prospectus.

                                (xvi) To such counsel's Actual Knowledge, the Company, the MHC, the Mid-Tier Holding Company and the Association have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC, the Mid-Tier Holding Company and the Association are in all material respects complying therewith.

                                (xvii) To such counsel's Actual Knowledge, none of the Company the MHC, the Mid-Tier Holding Company or the Association is in violation of its Certificate of Incorporation and Bylaws or its Charter and Bylaws, as appropriate or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company, the MHC, the Mid-Tier Holding Company and the Association on a consolidated basis; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein do not (a), to such counsel's Actual Knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Mid-Tier Holding Company or the Association pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Mid-Tier Holding Company or the Association is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Mid-Tier Holding Company or the Association are subject (other than the establishment of the liquidation account), (b) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or the Charter or the Bylaws of the MHC, the Mid-Tier Holding Company or the Association or, (c) result in any violation of any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD and/or OTC Bulletin need be rendered) or order or court order, writ, injunction or decree.

                                (xviii) The Company's Certificate of
                        Incorporation and Bylaws comply in all material respects with the laws of the State of Delaware.

                        The MHC's, the Mid-Tier Holding Company's and the Association's respective Charter and Bylaws comply in all material respects with federal law.

                                (xix) To such counsel's Actual Knowledge, none of the Company, the MHC, the Mid-Tier Holding Company or the Association is in violation of any directive from the OTS and the SEC to make any material change in the method of conducting its respective business.

                                (xx) The information in the Prospectus under the captions "Our Dividend Policy," "Supervision and Regulation," "Taxation," "The Conversion," "Restrictions on Acquisition of DSA Financial Corporation," and "Description of Capital Stock of Dearborn Following the Conversion" to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process in the Prospectus under the caption "The Conversion" to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and fairly describes such process in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present the information required to be shown. The information under the caption "The Conversion - Effects of Conversion on Depositors, Borrowers and Members - Tax Effects" and "- Tax Aspects" has been reviewed by such counsel and fairly describes the opinions rendered by them to the Company, the MHC, the Mid-Tier Holding Company and the Association with respect to such matters.

                                In giving such opinion, such counsel may rely as
                        to all matters of fact on certificates of officers or directors of the Company, the MHC, the Mid-Tier Holding Company and the Association and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the State of Delaware. The term "Actual Knowledge" as used herein shall have the meaning set forth in the Legal Opinion Accord of the American Bar Association Section of Business Law. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of either of the Company, the MHC, the Mid-Tier Holding Company or the Association shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise;

                        and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Conversion or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than each of the Company, the MHC, the Mid-Tier Holding Company or the Association.

                                In addition, such counsel shall state in a
                        separate letter that during the preparation of the Conversion Application, the Registration Statement, the Prospectus, the Members' Proxy Statement and the Stockholders' Proxy Statement, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the Company, the MHC, the Mid-Tier Holding Company and the Association, at which conferences the contents of the Conversion Application, the Registration Statement, the Prospectus, the Members' Proxy Statement and Stockholders' Proxy Statement, and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Conversion Application, the Registration Statement, the Prospectus, Members' Proxy Statement, or the Stockholders' Proxy Statement, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company, the MHC, the Mid-Tier Holding Company and the Association), nothing has come to their attention that would lead them to believe that the Conversion Application, the Registration Statement, the Prospectus, the Members' Proxy Statement or the Stockholders' Proxy Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (d) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the principal accounting officer of each of the Company, the MHC, the Mid-Tier Holding Company and the Association in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully reviewed the Prospectus, the Members' Proxy Statement and the Stockholders' Proxy Statement, and, in their opinion, at the time the Prospectus and the Members' Proxy Statement and the Stockholders' Proxy Statement became authorized for final use, the Prospectus and the

                Members' Proxy Statement and the Stockholders' Proxy Statement did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company, the MHC, the Mid-Tier Holding Company or the Association and the conditions set forth in this Section 7 have been satisfied;
                (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company, the MHC, the Mid-Tier Holding Company or the Association independently, or of the Company, the MHC, the Mid-Tier Holding Company and the Association considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company, the MHC, the Mid-Tier Holding Company and the Association have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Conversion; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company the MHC, the Mid-Tier Holding Company or the Association, threatened by the OTS, the SEC or any state authority; (vii) no order suspending the Offering, the Conversion, the acquisition of all of the outstanding capital stock of the Association by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, the Company, the MHC, the Mid-Tier Holding Company or the Association, threatened by the SEC, or any governmental authority; and (viii) to the best knowledge of the Company, the MHC, the Mid-Tier Holding Company and the Association, no person has sought to obtain review of the final action of the OTS approving the Plan.

        (e) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company, the MHC, the Mid-Tier Holding Company or the Association independently, or of the Company, the MHC, the Mid-Tier Holding Company and the Association considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) the Company, the MHC, the Mid-Tier Holding Company or the Association shall not have received from the OTS any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Company, the MHC, the Mid-Tier Holding Company and the Association taken as a whole;
                (iii) none of the Company, the MHC, the Mid-Tier Holding Company or the Association shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, the MHC, the Mid-Tier Holding Company or the Association, threatened against the Company, the MHC, the Mid-Tier Holding Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company, the MHC, the Mid-Tier Holding Company and the Association taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company, the MHC, the Mid-Tier Holding Company and the Association.

        (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Grant Thornton LLP dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that Grant Thornton LLP is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the SEC and stating in effect that in their opinion the consolidated financial statements, schedules and related notes of the Mid-Tier Holding Company and the Association as of June 30, 2003 and 2002, and for each of the two years in the period ended June 30, 2003, included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Mid-Tier Holding Company and the Association prepared by the Mid-Tier Holding Company and the Association, a reading of the minutes of the meetings of the Boards of Directors of the Mid-Tier Holding Company and the Association and consultations with officers of the MHC, the Mid-Tier Holding Company and the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings, other than normal deposit fluctuations, the Mid-Tier Holding Company and the Association; or (C) there was any decrease in the net assets or retained earnings of the Mid-Tier Holding Company and the Association at the date of such letter as compared with amounts shown in the latest unaudited balance sheets included in the Prospectus or there was any decrease in net income or net interest income of the Mid-Tier Holding Company and the Association for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Mid-Tier Holding Company and the Association, which are subject to the internal controls of the Mid-Tier Holding Company and the Association, the accounting system and other data prepared by the Mid-Tier Holding Company and the Association, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith.

        (g) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Grant Thornton LLP in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) to be a date specified in the letter required by this subsection (g) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

        (h) At the Closing Date, the Agent shall receive a letter from Keller & Company, dated the Closing Date and addressed to the Agent (i) confirming that said firm is independent of the Company, the MHC, the Mid-Tier Holding Company and the Association and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company, the MHC, the Mid-Tier Holding Company and the Association expressed in its Appraisal, as most recently updated, remains in effect.

        (i) The Company, the MHC, the Mid-Tier Holding Company and the Association shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the long-term debt of the Company, the MHC, the Mid-Tier Holding Company or the Association other than debt incurred in relation to the purchase of Shares by the Association's eligible plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, the MHC, the Mid-Tier Holding Company or the Association, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in KBW's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

        (j) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the OTS approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the SEC declaring the Registration Statement effective; (iii) a certificate of good standing from the Secretary of the State of Delaware evidencing the good standing of the Company; (iv) a certificate of good standing from the OTS evidencing the good standing of the MHC, the Mid-Tier Holding Company and the Association; (v) a certificate from the FDIC evidencing the Association's insurance of accounts; (vi) a certificate from the FHLB-Indianapolis evidencing the Association's membership in good standing therein; (viii) a copy of the letter from the OTS approving the Company's Holding Company Application; (ix) a certified copy of the Company's Certificate of Incorporation and Bylaws and the MHC's, the Mid-Tier Holding Company's and the Association's Charter and Bylaws and (x) any other documents that the Agent shall reasonably request.

        (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange, American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings institutions or a general moratorium on the withdrawal of deposits from commercial banks or federal savings institutions declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration by the U.S. Congress, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

        (l) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the MHC, the Mid-Tier Holding Company or the Association in connection with the Conversion and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to KBW and its counsel.

        SECTION 8.  INDEMNIFICATION.

        (a) The Company, the MHC, the Mid-Tier Holding Company and the Association jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are related to the Conversion or any action taken by the Agent where acting as agent of the Company, the MHC, the Mid-Tier Holding Company and the Association; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application or any instrument or document executed by the Company, the MHC, the Mid-Tier Holding Company or the Association or based upon written information supplied by the Company, the MHC, the Mid-Tier Holding Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company, the MHC, the Mid-Tier Holding Company or the Association with their consent or based upon written or oral information furnished by or on behalf of the Company, the MHC, the Mid-Tier Holding Company or the Association, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (iii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, including the Members' Proxy Statement and the Stockholders' Proxy Statement, (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company, the MHC, the Mid-Tier Holding Company or the Association by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC, the Mid-Tier Holding Company or the Association by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion - Plan of Distribution; Selling Agent Compensation;" and, provided further, that the Company, the MHC, the Mid-Tier Holding ---------------- Company and the Association shall not be liable under clause (i) of the foregoing indemnification provision to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith or gross negligence. Notwithstanding anything to the contrary in this Agreement, the Company, the MHC, the Mid-Tier Holding Company and/or the Association shall not provide any indemnification under this Agreement to the extent prohibited by applicable law, rule, order or directive by the OTS or the SEC.

        (b) The Agent agrees to indemnify and hold harmless, the Company, the Mid-Tier Holding Company, the MHC and the Association, their directors and officers and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Mid-Tier Holding Company, the MHC, the Association, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
                (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that the Agent's obligations under this
                Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company, the MHC, the Mid-Tier Holding Company or the Association by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company, the MHC, the Mid-Tier Holding Company or the Association by the Agent regarding the Agent is set forth in the Prospectus under the caption "The Conversion - Plan of Distribution; Selling Agent Compensation."

        (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

        (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company, the MHC, the Mid-Tier Holding Company and the Association set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of the Agent or its officers, directors or controlling persons, agent or employees or by or on behalf of the Company, the MHC, the Mid-Tier Holding Company or the Association or any officers, directors, trustees or controlling persons, agent or employees of the Company, the MHC, the Mid-Tier Holding Company or the Association; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

        SECTION 9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the MHC, the Mid-Tier Holding Company, the Association or the Agent, the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Company, the MHC, the Mid-Tier Holding Company, the Association or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company, the MHC, the Mid-Tier Holding Company and the Association shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company, the MHC, the Mid-Tier Holding Company and the Association on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company, the MHC, the Mid-Tier Holding Company and the Association on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the MHC, the Mid-Tier Holding Company and/or the Association on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 8(b) or this Section 9 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent under this
Section 9 and under Section 8 shall be in addition to any liability which the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's, the MHC's, the Mid-Tier Holding Company's or the Association's officers and directors and each person, if any, who controls the Agent or the Company, the MHC, the Mid-Tier Holding Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company, the MHC, the Mid-Tier Holding Company or the Association. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9. Notwithstanding anything to the contrary in this Agreement, the Company, the MHC, the Mid-Tier Holding Company and/or the Association shall not provide any contribution under this Agreement to the extent prohibited by applicable law, rule, order or directive by the OTS or the SEC.

        SECTION 10. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent and the representations and warranties and other statements of the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the MHC, the Mid-Tier Holding Company, the Association or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Company, the MHC, the Mid-Tier Holding Company, the Association, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

        SECTION 11. TERMINATION. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

        (a) In the event the Company fails to sell the required minimum number of the Shares by June 30, 2005, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 6, 8 and 9 hereof.

        (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Company, the MHC, the Mid-Tier Holding Company and the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof.

        (c) In the event one of the Company, the MHC, the Mid-Tier Holding Company or the Association is in material breach of the representations and warranties or covenants contained in Sections 4 and 5 and such breach has not been cured after the Agent has provided the Company, the MHC, the Mid-Tier Holding Company and the Association with notice of such breach.

        If the Agent elects to terminate this Agreement as provided in this Section, the Company, the MHC and the Mid-Tier Holding Company and the Association shall be notified promptly by telephone or telegram, confirmed by letter.

        The Company, the MHC, the Mid-Tier Holding Company and the Association may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company, the MHC, the Mid-Tier Holding Company and the Association have provided the Agent with notice of such breach.

        This Agreement may also be terminated by mutual written consent of the parties hereto.

        SECTION 12. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 211 Bradenton Drive, Dublin, Ohio 43017-5034, Attention: Mr. Harold Hanley (with a copy to Barnes & Thornburg LLP, Attention: Thomas M. Maxwell, Esq.), and, if sent to the Company, the MHC, the Mid-Tier Holding Company and the Association, shall be mailed, delivered or telegraphed and confirmed to the Company, the MHC, the Mid-Tier Holding Company and the Association at

DSA Financial Corporation, 118 Walnut Street, Lawrenceburg, Indiana 47025,
Attention: Edward L. Fischer, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., Attention: Ned Quint, Esq.).

        SECTION 13. PARTIES. The Company, the MHC, the Mid-Tier Holding Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company, the MHC, the Mid-Tier Holding Company or the Association, when the same shall have been given by the undersigned or any other officer of the Company, the MHC, the Mid-Tier Holding Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the MHC, the Mid-Tier Holding Company, the Association, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties (except for specific references to the letter agreement with the Agent) and may not be varied except in writing signed by all the parties.

        SECTION 14. CLOSING. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company, the MHC, the Mid-Tier Holding Company and the Association. At the closing, the Company, the MHC, the Mid-Tier Holding Company and the Association shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

        SECTION 15. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

        SECTION 16. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York.

        SECTION 17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

        If the foregoing correctly sets forth the arrangement among the Company, the MHC, the Mid-Tier Holding Company, the Association and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.


Very truly yours,


DEARBORN MUTUAL HOLDING COMPANY                  DSA FINANCIAL CORPORATION
                                                 (a Delaware corporation)

By Its Authorized                                By Its Authorized
   Representative:                                  Representative:


---------------------------------------          -------------------
Edward L. Fischer                                Edward L. Fischer
President and Chief Executive Officer            President and Chief Executive
                                                 Officer


DEARBORN SAVINGS ASSOCIATION, F.A.               DEARBORN FINANCIAL CORPORATION
                                                 (a federal corporation)

By Its Authorized                                By Its Authorized
   Representative:                                  Representative:


---------------------------------------          -------------------
Edward L. Fischer                                Edward L. Fischer
President and Chief Executive Officer            President and Chief Executive
                                                 Officer



Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.


By Its Authorized
  Representative:


---------------------------------------
Patricia A. McJoynt
Managing Director